Exhibit 10.3
February 8, 2010
Mr. Kevin Roach
62 Thompson Mill Road
Newtown, PA 18740
Re: Amendment To Employment Agreement
Dear Kevin,
With respect to that certain Employment Agreement dated September 9, 2008 (“Employment Agreement”) between you and Activant Solutions Inc. (“Activant”), we hereby agree that the Section entitled “Relocation” (the “Relocation Section”) is hereby terminated and of no further force or effect. We further agree that:
     (a) within five (5) business days after the date of your signature below, Activant will pay you the sum of $200,000, less (i) any amounts previously paid to you or on your behalf by Activant pursuant to the Relocation Section (other than any “Shipping Costs” as described below), (ii) any other amounts paid to you or on your behalf by Activant for housing/lodging/rent in or near Yardley, PA; and (iii) applicable tax withholdings; and
     (b) Activant will reimburse, or pay directly to a moving company, a sum of up to $16,000.00 less the $5,368.17 reimbursed or paid on your behalf to date, for Shipping Costs actually incurred by you through June 30, 2011, so long as you are still employed by Activant at the time such Shipping Costs are incurred. Activant will not reimburse or pay for any Shipping Costs incurred after June 30, 2011. “Shipping Costs” refers to the actual, reasonable cost of shipment of household items from your home in Cedarsburg, WI to your home in or near Yardley, PA.
If you resign from your employment with Activant for any reason within thirty months following your Activant employment start date, you agree to reimburse Activant in full for all amounts paid to you or on your behalf pursuant to this Amendment on your last day of employment with Activant.
Except as modified by this Amendment, the Employment Agreement remains in full force and effect.
Please sign below to confirm your acceptance of the terms of this Amendment.
Sincerely,

/s/ Pervez Qureshi
Pervez Qureshi President and CEO
I agree to and accept the terms and conditions of this Amendment To Employment Agreement.

/s/ Kevin Roach	February 8, 2010
Kevin Roach	Date